Exhibit 99.1

Arrive AI (NASDAQ:ARAI) Announces $0.65 per Share Direct Investment at 213% Premium to Market; Institutional Investor Signals Interest in Up to $10 Million

Investor Completes a Direct Investment at $0.65 per Share – a Premium of More than 213% to Recent Trading Levels

The Investor Has Also Expressed Interest in Evaluating Up to $10 Million in Potential Additional Financing as Arrive AI Advances Its 2026 Growth Plan

INDIANAPOLIS, IN October 6, 2026 /ACCESSWIRE/ -- Arrive AI Inc. (NASDAQ:ARAI) (“Arrive AI” or the “Company”), a physical AI and autonomous logistics infrastructure company enabling drones, robots, autonomous mobile robots (AMRs), autonomous vehicles (AVs) and human couriers to securely exchange goods, today announced a premium-priced direct investment from a specialized private investment firm based in the United States.

The direct investment was priced at $0.65 per unit (each unit consisting of one share of common stock and one warrant), representing approximately a 213% premium to Arrive AI’s recent trading price of $0.2075 underscoring the investor’s confidence in the Company’s outlook and long-term growth potential. The financing also includes warrants exercisable at $0.70 per share, further aligning the transaction with potential future upside in Arrive AI’s common stock.

The investor has also expressed interest in evaluating additional financing transactions with Arrive AI of up to $10 Million, subject to market conditions, available registration capacity, regulatory requirements, definitive documentation, and Company approval. There can be no assurance that any additional financing will be completed, and any such transaction would be subject to negotiation and execution of definitive agreements on terms acceptable to both parties.

Premium-Priced Capital Reflects Outside Confidence During a Key Execution Year

Arrive AI believes the structure of this investment is notable because it was priced at a substantial premium to the Company’s recent market price. Management views the premium pricing, warrant structure, and additional financing interest as a constructive signal as Arrive AI continues executing against its 2026 commercial growth plan.

The investment was completed through a registered direct offering pursuant to the Company’s effective shelf registration statement on Form S-3. The initial investment amount was $250,000. Investors may review the terms and conditions of the offering and the warrants in the Company’s Current Report on Form 8-K which will be filed with the SEC.

“We believe this premium-priced investment sends an important signal at a pivotal time for Arrive AI,” said Piyush Phadke, Chief Financial Officer of Arrive AI. “A direct investment priced at a meaningful premium to our recent trading levels represents a strong vote of confidence in where we’re headed.”

About Arrive AI

Arrive AI (NASDAQ:ARAI) is building the infrastructure for autonomous logistics through a network of intelligent delivery endpoints that enable secure, asynchronous exchange of goods. The company’s platform supports drones, ground robotics, and human couriers, solving the “last inch of the last-mile” challenge across logistics, healthcare, and enterprise delivery.

Forward-Looking Statements

This news release and statements of Arrive AI’s management in connection with this release or related events may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events and expected business and financial performance and often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “potential,” “will,” “should,” “could,” “would,” “optimistic,” or “may,” and similar expressions. These statements are based on information available as of the date of this release and reflect management’s current views and assumptions. They are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may be beyond the company’s control. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. With respect to any potential additional financing transactions, there can be no assurance such transactions will be completed on the terms described or at all. Potential investors should review Arrive AI’s Registration Statement and other filings, including risk factors, available at the U.S. Securities and Exchange Commission website at www.sec.gov. Arrive AI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Media Contact

Tasha Jones, Marketing Communications Manager, Arrive AI, media@arriveai.com

Investor Contact

Alliance Advisors IR, ARAI.IR@allianceadvisors.com

SOURCE

Arrive AI, Inc.